UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      October 16, 2000

                                 ViaPay Limited
               (Exact Name of registrant as Specified in charter)


            Nevada                  000-28309                  88-0430739
(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)            Identification No.)


    1000 Great West Road, Brentford, Middlesex, London, England     TW8 9HH
            (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code     44-0700-2262-6255


     ----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 4. Changes in Registrant's Certifying Accountant:

a. Effective October 16, 2000 ViaPay Limited (formerly known as Interface E.Com) accepted the resignation of its prior certifying accountants and retained Arthur Andersen, LLP as its new certifying accountants. De Visser & Company's reports on ViaPay's financial statements since inception, on March 30, 1999, to the date hereof contained no adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by ViaPay's Board of Directors.

     Since inception, on March 30, 1999, and to the date hereof, there have been no

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disagreements between ViaPay and De Visser & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Visser & Company would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. A letter from De Visser & Company is attached as Exhibit 16 to this Form 8-K.

b. Effective October 15, 2000 ViaPay engaged Arthur Andersen, LLP as its principal accountants. During the period since inception, on March 30, 1999, and the subsequent interim periods to the date hereof, ViaPay did not consult Arthur Andersen, LLP regarding any of the matters of events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Exhibits

          16 Letter of De Visser & Company to SEC as required by Item 304(a) of Regulation S-K


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, ViaPay has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ViaPay Limited


Date October 16, 2000                               By /s/ Ross Ivers
                                                       ------------------------
                                                       Ross Ivers
                                                       Chief Financial Officer


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